SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 28, 2009

HOLLOMAN ENERGY CORPORATION

(Name of Small Business Issuer in its charter)

Nevada	000-52419	77-0643398
(State of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

333 North Sam Houston Parkway East, Suite 600, Houston, Texas, 77060

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (281) 260-0193

_________________________________________________

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On August 28, 2009 we retained Tristone Capital, Inc. (“Tristone”) to assist us in finding a joint venture partner to share all or part of the costs of exploring, and if warranted, developing two of our Australian onshore oil and gas leases.

The onshore oil and gas leases subject to the Agreement with Tristone are known as the PEL 112 and the PEL 444 and cover approximately 1.125 million acres in the Cooper - Eromanga basin located in the state of South Australia.

We have agreed to pay to Tristone preliminary fees of up to $300,000, depending on the extent of services provided by Tristone, and fees ranging between $800,000 and $1,000,000 if Tristone is successful in arranging a transaction acceptable to the Company involving the PEL 112 and PEL 444 leases.

We are not under any obligation to accept any transaction proposed by Tristone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 3, 2009

HOLLOMAN ENERGY CORPORATION

By:	ROBERT WESOLEK
Robert Wesolek,
Chief Financial Officer

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